Registration No. 33-

    As filed with the Securities and Exchange Commission on December 27, 1996

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                               PARLEX CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Massachusetts                              04-2464749
------------------------------------     ---------------------------------------
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                  Identification No.)


            145 Milk Street
         Methuen, Massachusetts                            01844
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)


                    1996 OUTSIDE DIRECTORS' STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)


                              Jill Pollack Kutchin
                               Parlex Corporation
                   Vice President-Corporate Affairs and Clerk
                                 145 Milk Street
                          Methuen, Massachusetts 01844
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                    Telephone number, including area code, of
                        agent for service: (508) 685-4341

                   It is requested that copies of notices and
                           communications be sent to:

                             Edward D. Kutchin, Esq.
                              Kutchin & Rufo, P.C.
                               One Liberty Square
                           Boston, Massachusetts 02109



                         CALCULATION OF REGISTRATION FEE

                                                          Proposed           Proposed
          Title of                                        maximum             maximum           Amount of
      Securities to be                Amount to be     offering price        aggregate         Registration
         registered                  registered (1)    per share (2)     offering price (2)        fee
      ----------------               --------------    --------------    ------------------    ------------

1996 OUTSIDE DIRECTORS' STOCK
 OPTION PLAN

   Common Stock
    (par value $.10 per share)       100,000 shares        $10.00          $1,000,000.00         $340.00

--------------------
<F1>  This  Registration  Statement  also includes an  indeterminable  number of shares which may be issued under the anti-dilution provisions of the Plan.

<F2>  Estimated,  in  accordance  with  Rule  457(h)(1)  promulgated  under  the
      Securities Act of l933 (as amended), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share represents the closing sale price for the Common Stock as reported by NASDAQ on August 20, 1996, the price at which the options may be exercised.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.


      The following documents which have been previously filed by Parlex Corporation (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

      (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

      (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

      (c) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement filed on Form S-1 pursuant to
            Section 12 of the Exchange Act.

      All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

      Additional updating information as to the Corporation, the securities offered by this registration statement, and the 1996 Outside Directors' Stock Option Plan (the "Plan") may be provided in the future by means of appendices to this registration statement, proxy statements, annual reports to the Corporation's stockholders, and registration statements, including amendments hereto. Any such appendix, proxy statement, annual report, or registration statement or amendment thereto shall be deemed to be incorporated by reference herein from the date of its filing.

      Upon the written or oral request of any person to whom this registration statement has been delivered, the Corporation will provide, without charge to such person, a copy of any and all of the information (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this registration statement but not delivered herewith. Requests should be directed to Jill Pollack Kutchin, Vice President - Corporate Affairs and Clerk, at the following address and telephone number: Parlex Corporation, 145 Milk Street, Methuen, Massachusetts 01844, (508) 685-4341.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      The legality of the shares of Common Stock of the Corporation being registered hereby is being passed upon by Kutchin & Rufo, P.C. (a professional corporation), One Liberty Square, Boston, Massachusetts 02109, counsel for the Corporation. Edward D. Kutchin is a shareholder in the professional corporation of Kutchin & Rufo, P.C. and beneficially owns 33,683 shares of common stock in the Corporation.

Item 6.  Indemnification of Directors and Officers.

      Section 67 of Chapter 156B of the Massachusetts General Laws of the Commonwealth of Massachusetts provides as follows:

      "Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors, Except as the articles or organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

      No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

      The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

      Article 6D of the Corporation's Restated Articles of Organization, which provision is explicitly non-exclusive, provides that (i) any past or present director or officer of the Corporation is indemnified to the fullest extent permitted by law against any liability, expenses reasonably incurred and amounts reasonably paid in settlement in connection with any action, suit or proceeding in which he may be a party or in which he is otherwise involved as a result of his serving or having served as a director or officer of the Corporation, and provides that (ii) the Corporation may under certain conditions advance the indemnitee's expenses. This provision does not authorize indemnification where it has been adjudicated that the director or officer did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation. Moreover, in the event that an action, suit or proceeding is comprised or settled so as to impose any liability or obligation on the director or officer, the provision does not authorize indemnification if the Corporation has obtained an opinion of counsel that this director or officer did not act in good faith in such a reasonable belief. In addition, the directors and officers of the Corporation are insured against liability for errors and omissions in their capacity as such by an insurance policy for the Corporation with a $2 million limit.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      The following is a complete list of exhibits filed as a part of this Registration Statement on Form S-8:


      Exhibit No.     Document
      -----------     --------

         4.1          Restated   Articles   of   Organization   of   the
                      Corporation [incorporated herein by reference from
                      Exhibit No. 3-A to the Corporation's  Registration
                      Statement on Form S-1,  Registration  No.  2-85588
                      (the "Form S-1")].

         4.2          Articles  of  Amendment  of  Restated  Articles of
                      Organization (incorporated herein by reference from Exhibit No. 3-B to the Form S-1).

         4.3 By-Laws of the Corporation (incorporated herein by reference from Exhibit No. 3-C to the Form S-1).

         5            Opinion of Kutchin & Rufo,  P.C. as to legality of
                      original    issuance   of   Common   Stock   being
                      registered.

         23.1         Consent of Deloitte & Touche LLP.

         23.2 Consent of Kutchin & Rufo, P.C. (contained in exhibit 5).

         24           Power of Attorney (see page 8 of this Registration
                      Statement).

         99.1         Parlex  Corporation 1996 Outside  Directors' Stock
                      Option Plan.

         99.2 Stock Option Agreement with respect to options granted under the Parlex Corporation 1996 Outside
                      Directors' Stock Option Plan.

Item 9.  Undertakings.

      (a). The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1993 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b). The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c). The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities ( other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (e). The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

      (f). In the event that an addendum is utilized by the undersigned registrant to update information in the prospectus, the undersigned registrant hereby undertakes (a) to provide individuals who have already received copies of the prospectus with a copy of any such current addendum; (b) to furnish an additional prospectus, upon request, to anyone who had misplaced or discarded his old copy; (c) to supply new participants in the plan with both the prospectus and a current addendum; and (d) to file copies of such addendums with the Commission in accordance with Rule 424(c).


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the "Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Methuen and Commonwealth of Massachusetts on the 24th day of December, 1996.

                                        PARLEX CORPORATION



                                        By:  /S/  Peter J. Murphy
                                        ----------------------------------------
                                             Peter J. Murphy
                                             President


                                POWER OF ATTORNEY

      Each of the undersigned directors and officers of Parlex Corporation hereby constitutes and appoints Herbert W. Pollack, Steven M. Millstein and Jill Pollack Kutchin, and each of them, with full power of substitution, the undersigned's true and lawful attorneys-in-fact and agent, to do any and all acts and things and to execute any and all instruments in the undersigneds' name in their capacities indicated below which such attorney may deem necessary or advisable to enable Parlex Corporation to comply with the Securities Act and any rules, regulations and requirements of the Commission, in connection with this registration statement, including specifically but without limitation, the power and authority to sign on behalf of the undersigned any and all amendments (including post-effective amendments) hereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                        TITLE(S)                        DATE
---------                        --------                        ----

/S/  Herbert W. Pollack          Chairman of the Board           12/24/96
Herbert W. Pollack               Chief Executive Officer


/S/  Steven M. Millstein         Vice President-Finance          12/24/96
Steven M. Millstein              (Principal Financial
                                 Officer and Controller)


/S/  Peter J. Murphy             President                       12/24/96
Peter J. Murphy                  Chief Operating Officer
                                 and Director


/S/  Lester Pollack              Director                        12/24/96
Lester Pollack


/S/  Benjamin M. Rabinovici      Director                        12/24/96
Benjamin M. Rabinovici


/S/  M. Joel Kosheff             Director                        12/24/96
M. Joel Kosheff


/S/  Sheldon Buckler             Director                        12/24/96
Sheldon Buckler


/S/  Richard W. Hale             Director                        12/24/96
Richard W. Hale


                                INDEX TO EXHIBITS


  Exhibit                                                                 Sequentially
  Number                              Exhibit                             Numbered Page
  -------                             -------                             -------------

   4.1            Restated   Articles   of   Organization   of   the
                  Corporation [incorporated herein by reference from
                  Exhibit No. 3-A to the Corporation's  Registration
                  Statement on Form S-1,  Registration  No.  2-85588
                  (the "Form S-1")].

   4.2            Articles  of  Amendment  of  Restated  Articles of
                  Organization (incorporated herein by reference from Exhibit No. 3-B to the Form S-1).

   4.3 By-Laws of the Corporation (incorporated herein by reference from Exhibit No. 3-C to the Form S-1).

   5              Opinion of Kutchin & Rufo,  P.C. as to legality of           11
                  original  issuance  shares of Common  Stock  being
                  registered.

   23.1           Consent of Deloitte & Touche LLP.                            14

   23.2           Consent  of  Kutchin & Rufo,  P.C.  (contained  in
                  Exhibit 5).

   24             Power of Attorney (See page 8 of this Registration
                  Statement).

   99.1           Parlex  Corporation 1996 Outside  Directors' Stock           16
                  Option Plan.

   99.2           Stock  Option  Agreement  with  respect to options           25
                  granted under the Parlex  Corporation 1996 Outside
                  Directors' Stock Option Plan.